Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Eton Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	37-1858472
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21925 W. Field Parkway, Suite 235

Deer Park, Illinois 60010

(Address of Principal Executive Offices) (Zip Code)

2018 Equity Incentive Plan

2018 Employee Stock Purchase Plan

(Full titles of the plans)

Sean E. Brynjelsen

President and Chief Executive Officer

Eton Pharmaceuticals, Inc.

21925 W. Field Parkway, Suite 235

Deer Park, Illinois 60010

(847) 787-7361

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Geoffrey R. Morgan, Esq. Croke Fairchild Duarte & Beres LLC 180 N. LaSalle St., Suite 3400 Chicago, Illinois 60601 Tel: (312) 768-4700	Sean E. Brynjelsen President and Chief Executive Officer Eton Pharmaceuticals, Inc. 21925 W. Field Parkway, Suite 235 Deer Park, Illinois 60010 (847) 787-7361

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non- accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Eton Pharmaceuticals, Inc. (the “Registrant”) has prepared this registration statement (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act to register 1,027,522 additional shares of Common Stock reserved for issuance under the Eton Pharmaceuticals, Inc. 2018 Equity Incentive Plan (the “2018 Plan”) and 150,000 additional shares of Common Stock reserved for issuance under the Eton Pharmaceuticals, Inc. 2018 Employee Stock Purchase Plan (the “2018 ESPP”).

Pursuant to the Registration Statements on Form S-8 (File Nos. 333-228493 and 333-230572) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on November 20, 2018, March 28, 2019 and March 21, 2023 (the “Prior Registration Statements”), the Registrant previously registered an aggregate of 6,672,112 shares of Common Stock under the 2018 Plan and an aggregate of 900,000 shares of Common Stock under the 2018 ESPP.

In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information specified in Item 1 and Item 2 of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 14, 2024;

(b)

The Registrant’s Current Reports on Form 8-K filed with the Commission on February 2, 2024 (other than with respect to Item 2.02 and Exhibit 99.1 thereof); February 21, 2024, March 14, 2024, and March 22, 2024; and

(c)

The description of the Common Stock set forth in the Registrant’s Registration Statement on Form 8-A12B (File No. 001-38738), filed with the Commission on November 8, 2018, including any amendments or reports filed for the purpose of updating such description.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

You may contact the Registrant in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Registration Statement). Requests for such information should be directed to:

Eton Pharmaceuticals, Inc.

21925 W. Field Parkway, Suite 235

Deer Park, Illinois 60010

(847) 787-7361

Attn: Chief Executive Officer

Item 8. EXHIBITS.

Exhibit
Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant ( incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38738), filed with the Commission on November 20, 2018).

4.2

Amended and Restated Bylaws of the Registrant ( incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38738), filed with the Commission on November 20, 2018).

4.3

Specimen Certificate representing shares of common stock of Registrant (incorporated by reference to Exhibit 4.1 on the Registrant’s Registration Statement on Form S -1 ( File No. 333-226774), as amended, originally filed with the Commission on August 10, 2018).

5.1*	Opinion of Croke Fairchild Duarte & Beres LLC.

23.1*	Consent of KMJ Corbin & Company LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Croke Fairchild Duarte & Beres LLC (contained in Exhibit 5.1).

24.1*	Power of Attorney (contained on signature pages hereto).

99.1	Eton Pharmaceuticals, Inc. 2018 Equity Incentive Plan as amended December 2020 and Forms of Stock Option Agreement, Notice of Exercise and Stock Option Grant Notice thereunder (incorporated by reference to Exhibit 10.11 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020 and filed on March 16, 2021)

99.2	Eton Pharmaceuticals, Inc. 2018 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.17 to the Registrant’s Registration Statement on Form S-1 (File No. 333-226774), as amended, originally filed with the Commission on August 10, 2018).

107*	Filing Fee Table

*Filed herewith

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deer Park, State of Illinois, on March 25, 2024.

Eton Pharmaceuticals, Inc.

By:	/s/ Sean E. Brynjelsen
Sean E. Brynjelsen
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sean E. Brynjelsen and James R. Gruber, and each or any one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

President, Chief Executive Officer and Director
/s/ Sean E. Brynjelsen	(Principal Executive Officer)	March 25, 2024
Sean E. Brynjelsen

Chief Financial Officer
/s/ James R. Gruber	(Principal Financial and Accounting Officer)	March 25, 2024
James R. Gruber

/s/ Jennifer M. Adams	Director	March 25, 2024
Jennifer M. Adams

/s/ Charles J. Casamento	Director	March 25, 2024
Charles J. Casamento

/s/ Paul V. Maier	Director	March 25, 2024
Paul V. Maier

/s/ Norbert G. Riedel	Director	March 25, 2024
Norbert G. Riedel, Ph.D.